SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 28, 2001


                                HealthStar Corp.
             (Exact name of registrant as specified in its charter)

   Delaware                        0-19499                       91-1934592
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


                        2875 N.E. 191st Street, Suite 601
                             Aventura, Florida 33180
               (Address of principal executive offices) (zip code)


       Registrant's Telephone Number, including Area Code: (305) 933-8779

                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Reference is made to Item 2 of this Current Report on Form 8-K.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to a Plan and Agreement of Merger (the "Merger Agreement"), dated June 15, 2001, by and among HealthStar, BS Acquisition Corp., a New York Corporation and wholly owned subsidiary of HealthStar ("BS Acquisition"), BlueStone Capital Corp., a New York corporation ("BlueStone"), and certain principal shareholders of BlueStone, upon the satisfaction of the conditions set forth in the Merger Agreement, BS Acquisition merged with and into BlueStone and BlueStone became a wholly owned subsidiary of HealthStar. Blue Stone is an investment banking and brokerage firm that is a member of the National Association of Securities Dealers, Inc. In connection with the transaction, HealthStar issued 215,000 shares of Series A Convertible Preferred Stock ("Preferred Stock") which will automatically convert into 21.5 million shares of Common Stock of HealthStar upon the amendment of HealthStar's Certificate of Incorporation to increase the authorized shares of Common Stock of HealthStar. Of the shares of Preferred Stock so issued, 190,000 shares were issued to the holders of capital stock of BlueStone in exchange for all of such stock and 25,000 shares were issued to a finder. The shares of Preferred Stock are entitled to distributions, if any, together with the Common Stock on an as converted basis and are entitled to vote together with the Common Stock as a class on an as converted basis.

The consideration set forth above was determined by negotiation among the representatives of HealthStar, BlueStone and BS Acquisition.

As provided in the Merger Agreement, upon the closing, Dr. Michael Flax, David Lewis, Isidor Buholzer, Michael Pellet, and Andre-Paul Pellet resigned as directors of HealthStar. William G. Walters, Matthew A. Gohd and Joseph McSherry, officers and directors of BlueStone, were elected as directors of HealthStar for terms expiring in 2003, 2003 and 2002, respectively. Pursuant to the Merger Agreement, a designee of Messrs. Zirk Engelbrecht and Edward Chism, directors of HealthStar, will be elected director for a term expiring in 2001 and a designee of Messrs. Walters, Gohd and McSherry will be elected director for a term expiring in 2001.

Messrs. Walters and Gohd received 67,424 and 64,582 shares of Preferred Stock, respectively, which by virtue of the voting provisions described above, bear 22.6% and 21.6%, respectively, of the combined voting power of the Common Stock and Preferred Stock. They each may be deemed control persons of HealthStar by virtue of such stock ownership.

The descriptions of the Merger Agreement and Preferred Stock set forth herein are qualified in their entirety by reference to the copy of the Merger Agreement and Certifiacte of Designation of the Preferred Stock which is filed as an exhibit to this Report and which is incorporated herein by reference.



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     (a) Financial Statements of businesses acquired.

     It is impracticable to provide the required financial information at this time. The required financial information for the business acquired will be filed by amendment to this Form 8-K within 60 days of the date this Form 8-K was required to be filed.

     (b) Pro forma financial information.

     It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information will be filed by amendment to this Form 8-K within 60 days of the date this Form 8-K was required to be filed.

     (c) Exhibits.

4.1 Certificate of Designation of Series A Convertible Preferred Stock of HealthStar.

10.1 Plan and Agreement of Merger dated June 15, 2001, by and among HealthStar, BS Acquisition, BlueStone and certain principal shareholders of BlueStone.

10.2 List of omitted schedules/exhibits to Plan and Agreement of Merger.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               HEALTHSTAR CORP.
                               a Delaware corporation

Dated: July 13, 2001           By: /s/ Steven A. Marcus
                                   ---------------------------------------------
                               Name: Steven A. Marcus

                               Title: Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit   Description
-------   -----------

4.1 Certificate of Designation of Series A Convertible Preferred Stock of HealthStar.

10.1 Plan and Agreement of Merger dated June 15, 2001, by and among HealthStar, BS Acquisition, BlueStone and certain principal shareholders of BlueStone.

10.2      List of omitted schedules/exhibits to Plan and Agreement of Merger.